Exhibit 99.1

CV Sciences, Inc. Reports First Quarter-End 2026 Financial Results

San Diego, CA - May 14, 2026 (ACCESS Newswire) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended March 31, 2026.

First Quarter 2026 and Recent Financial and Operating Highlights

•
Generated revenue of $3.2 million for the first quarter 2026 compared to $3.6 million for the first quarter 2025 and compared to $3.3 million for the fourth quarter 2025;
•
Recognized gross margin of 48.9% for the first quarter 2026 compared to 46.0% for the first quarter 2025 and compared to 50.5% for the fourth quarter 2025;
•
Cash balance of $0.3 million at quarter and year end;
•
Reduced operating expenses by 13.3% to $1.9 million for the first quarter 2026 compared to $2.2 million for the first quarter 2025, excluding benefit from reversal of accrued payroll taxes;
•
Recognized an adjusted EBITDA loss of $0.1 million for the first quarter 2026 compared to $0.3 million for first quarter 2025 and compared to positive adjusted EBITDA of $0.1 million for the fourth quarter 2025;
•
Launched EMPOWR, a plant-based protein and creatine formula designed for total wellness, and
•
Completed successful debt restructuring designed to strengthen financial position and fuel future growth.

“We are pleased with our first quarter 2026 results, which reflects continued progress in strengthening our operational and financial foundation,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our gross margins remained strong during the quarter, and we expect additional improvement in the second half of 2026 as we continue optimizing our product mix and operating structure. We remain focused on disciplined expense management, operational efficiency, and driving the business toward sustainable profitability and positive cash flow.”

“During the quarter, we also completed a successful debt restructuring that improved our financial flexibility and positions us to pursue strategic growth initiatives more effectively. At the same time, we believe the current market environment presents attractive opportunities to accelerate growth through strategic acquisitions that complement our existing brands and leverage our operational platform. We are committed to pursuing opportunities selectively and with financial discipline, while continuing to focus on long-term value creation for our shareholders.”

Operating Results - First Quarter 2026 Compared to First Quarter 2025

Sales for the first quarter 2026 were $3.2 million, a decrease of 11.4% from $3.6 million in the first quarter 2025. The decline is driven by lower sales volume due to restrictive regulations at the federal level and in certain states. The total number of units sold during the first quarter 2026 decreased by 12.2%, partially offset by minor increases in average sales prices. In addition, 43% of our net revenue for the first quarter 2026 was from new products launched since January 1, 2023. During this time period, we launched 45 new products.

We generated an operating loss of $0.3 million in the first quarter 2026, compared to operating income of $11,000 in the first quarter 2025. The change is mostly due to the reversal of accrued payroll taxes of $0.5 million in the first quarter 2025, offset by reduced operating expenses. We had negative adjusted EBITDA of $0.1 million for the first quarter 2026 compared to $0.3 million in the first quarter 2025. The improvement is mostly due to lower operating expenses.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 4:30 pm EDT/1:30 pm PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at

https://viavid.webcasts.com/starthere.jsp?ei=1760203&tp_key=9a8cb9d283. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, May 21, 2026, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13760149.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling hemp-extract brand in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company also produces non-cannabinoid supplements under its +PlusHLTH™ brand, with targeted formulations to optimize health, improve performance, and increase vitality. Our Cultured Foods™ brand provides a variety of 100% plant-based food products that are distributed primarily in the EU and other select markets. Cultured Foods™ caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a leading manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Product sales, net	$3,195	$3,606
Cost of goods sold	1,633	1,948
Gross profit	1,562	1,658

Operating expenses:
Research and development	18	30
Selling, general and administrative	1,862	2,139
Benefit from reversal of accrued payroll taxes	—	(522)
Total operating expenses	1,880	1,647

Operating income (loss)	(318)	11

Gain on extinguishment of debt	(20)	(38)
Change in fair value of convertible notes	252	—
Interest expense, net	93	151
Loss before income taxes	(643)	(102)
Income tax expense	—	7
Net loss	$(643)	$(109)

Weighted average common shares outstanding, basic and diluted	186,920	184,264

Net loss per common share, basic and diluted	$(0.00)	$(0.00)

CV SCIENCES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash	$309	$278
Accounts receivable, net	391	402
Inventory	3,902	4,087
Prepaid expenses and other	393	366
Total current assets	4,995	5,133

Property and equipment, net	329	344
Right of use assets	282	347
Intangibles, net	68	76
Goodwill	1,001	1,015
Other assets	47	47
Total assets	$6,722	$6,962

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,080	$1,044
Accrued expenses	2,647	2,447
Current portion of operating lease liabilities	246	247
Convertible notes, at fair value	1,135	—
Current portion of long-term debt, net	72	1,262
Total current liabilities	5,180	5,000

Operating lease liabilities	37	100
Debt, net of debt issuance costs	—	387
Deferred tax liability	7	7
Total liabilities	5,224	5,494

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 shares issued as of March 31, 2026 and December 31, 2025; and no shares outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of March 31, 2026 and December 31, 2025; 193,458 and 184,264 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	19	18
Additional paid-in capital	90,029	89,330
Accumulated deficit	(88,582)	(87,939)
Accumulated other comprehensive income	32	59
Total stockholders' equity	1,498	1,468

Total liabilities and stockholders' equity	$6,722	$6,962

CV SCIENCES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(643)	$(109)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities:
Depreciation and amortization	23	82
Stock-based compensation	148	118
Amortization of debt discount	91	149
Amortization of right of use assets	65	52
Fair value adjustment for convertible notes	252	—
Gain on debt extinguishment	(20)	(38)
Benefit from reversal of accrued payroll taxes	—	(522)
Other	(12)	80
Change in operating assets and liabilities:
Accounts receivable, net	22	100
Inventory	174	536
Prepaid expenses and other	(28)	18
Accounts payable and accrued expenses	92	(486)
Operating lease liabilities	(63)	(61)
Net cash flows provided by (used in) operating activities	101	(81)

INVESTING ACTIVITIES
Purchases of property and equipment	(3)	(40)
Net cash flows used in investing activities	(3)	(40)

FINANCING ACTIVITIES
Proceeds from note payable	—	1,200
Debt issuance costs related to note payable	(15)	(82)
Repayment of note payable	—	(579)
Repayment of unsecured debt	(53)	(59)
Net cash flows provided by (used in) financing activities	(68)	480
Effect of exchange rate changes on cash	1	(1)
Net increase (decrease) in cash	31	358
Cash, beginning of period	278	454
Cash, end of period	$309	$812
Supplemental cash flow disclosures:
Interest paid	$2	$2
Supplemental disclosure of non-cash transactions:
Conversion of convertible note payable	$(552)	$—
Issuance of convertible note payable	$1,581	$—
Services paid with common stock	$—	$60
Right of use asset financed by lease liabilities	$—	$212
Debt issuance cost for note payable	$—	$(400)

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net loss per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net loss plus depreciation, amortization, interest, and income tax expense, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net loss to non-GAAP net loss for the three months ended March 31, 2026 and 2025 is detailed below (in thousands, except per share data):

	Three Months Ended March 31,
	2026	2025
Net loss - GAAP	$(643)	$(109)
Stock-based compensation (1)	148	118
Change in fair value of convertible notes (2)	252	—
Benefit from reversal of accrued payroll tax (3)	—	(522)
Gain on debt extinguishment (4)	(20)	(38)
Note discount (5)	91	149
Net loss - non-GAAP	$(172)	$(402)

Diluted EPS - GAAP	$(0.00)	$(0.00)
Stock-based compensation (1)	—	—
Change in fair value of convertible notes (2)	—	—
Benefit from reversal of accrued payroll tax (3)	—	—
Gain on debt extinguishment (4)	—	—
Note discount (5)	—	—
Diluted EPS - non-GAAP	$(0.00)	$(0.00)

Shares used to calculate diluted EPS - GAAP and non-GAAP	186,920	184,264

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents change in fair value of our convertible notes.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents gain on extinguishment of debt related to our Streeterville note payable in 2025 and the extinguishment of our note payable with an Investor in 2026.
(5)
Represents amortization of OID/debt issuance costs for notes payable.

A reconciliation from our net loss to Adjusted EBITDA, a non-GAAP measure, for the three months ended March 31, 2026 and 2025 is detailed below (in thousands):

	Three Months Ended March 31,
	2026	2025
Net loss	$(643)	$(109)
Depreciation expense	16	76
Amortization expense	7	6
Interest expense, net	93	151
Income tax expense	—	7
EBITDA	(527)	131
Stock-based compensation (1)	148	118
Change in fair value of convertible notes (2)	252	—
Benefit from reversal of accrued payroll tax (3)	—	(522)
Gain on debt extinguishment (4)	(20)	(38)
Adjusted EBITDA	$(147)	$(311)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents change in fair value of our convertible notes.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents gain on extinguishment of debt related to our Streeterville note payable.